EXHIBIT 21



                   SUBSIDIARIES OF REGISTRANT



                                                  STATE OF
NAME OF SUBSIDIARY                                INCORPORATION
__________________                                _____________

Cooperstown and Charlotte Valley                  New York
     Railway Corporation

Central New York Railroad Corporation             New York

Syracuse, Binghamton and New York                 New York
     Railroad Corporation

Lackawaxen and Stourbridge Railroad               Pennsylvania
     Corporation

Delaware Otsego Equipment Corporation             New York

Fonfulco, Inc.                                    New York

The New York, Susquehanna and Western             New Jersey
     Railway Corporation

Susquehanna Properties, Inc.                      New York

Staten Island Railway Corporation                 New York

Delta Warehousing Corporation                     New Jersey

Rahway Valley Company, Lessee                     New Jersey

Rahway Valley Railroad Company                    New Jersey

Susquehanna Bulk Systems, Inc.                    New Jersey



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